UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
APRIL 9, 1999









                   CORPORATE TOURS AND TRAVEL
     (Exact name of registrant as specified in its charter)







Nevada                000-24199                   88-0306099
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

8452 Boseck Street, Suite 272, Las Vegas, NV 89128
(Address of principal executive offices)

Registrant's telephone number, including area code (702) 228-4688



ITEM 5.   OTHER EVENTS

On April 9, 1999, Leslie B. Eslick and Andrew W. Berney resigned as directors and officers of the company. They were replaced by Paul Eslick, the new Corporate Secretary and Director, and Patsy Harting, as Treasurer and Director. Mr. Eslick and Ms. Harting are siblings of Mr. Lewis M. Eslick, the Company's President and Director.

Mr. Paul Eslick has been retired since 1980 due to spinal cord injuries incurred in a job-related accident. He has been active, during that time, in purchasing and selling antique furniture and glassware, and other antique collectibles. He has also dealt in antique art, particularly early American art. Prior to 1980, Mr. Eslick was a Chief Maintenance Mechanic for the United States Naval Air Station in Alameda, CA.

Ms. Harting is a Phlebotomist who has worked in the Intensive Care Unit and Laboratory at Inlow Hospital, Chico, CA, since 1996. From 1983 to 1996, she was the owner of a restaurant in Paradise, CA, and a business that supplied specialty pies to large restaurants in Chico and Orville, CA. Ms. Harting sold her business interests in the early part of 1996.

Neither of these individuals have served as either an officer or director of any public company.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Corporate Tours and Travel, Inc.



                           By: /s/ Lewis Eslick
                              Lewis Eslick, President